EXHIBIT 23.5

                                  CONSENT OF
                       LOEWENBAUM & COMPANY INCORPORATED

     We hereby consent to the use of our opinion letter dated the date December 16, 1997 relating to the proposed merger of Chandler Acquisition Corporation, a wholly-owned subsidiary of HEALTHSOUTH Corporation, with and into The Company Doctor to the Board of Directors of The Company Doctor included as Annex B to the Prospectus-Proxy Statement, and to the references to such opinion in the Prospectus-Proxy Statement that forms a part of the Registration Statement for such transaction. In giving such consent, we do not admit that we come within the category of persons the consent of whom is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                     LOEWENBAUM & COMPANY INCORPORATED

                                     By: /s/ Calvin L. Chrisman
                                          -------------------------------------
                                          Calvin L. Chrisman
                                          Managing Director

May 21, 1998